As filed with the Securities and Exchange Commission May 2, 2007
Registration No. 333-121790

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICON Leasing Fund Eleven, LLC
(Exact name of registrant as specified in governing instruments)

DELAWARE	7359	20-1979428
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 FIFTH AVENUE, NEW YORK,
NEW YORK 10011 (212) 418-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Joel S. Kress
Executive Vice President — Business and Legal Affairs
ICON Capital Corp.
100 Fifth Avenue, Fourth Floor
New York, New York 10011
(212) 418-4700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:
Deborah Schwager Froling, Esquire
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036
(202) 857-6075
(counsel to registrant)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This Post Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(3) of the Securities Act of 1933, as amended.

Deregistration of Shares of Limited Liability Company Interests

Pursuant to ICON Leasing Fund Eleven, LLC’s (“Fund Eleven”) Registration Statement on Form S-1, as amended (SEC File No. 333-121790) (the “Registration Statement”), Fund Eleven registered up to 175,000 shares of limited liability company interests with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Offering”).

Effective April 21, 2007, Fund Eleven terminated the Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the 175,000 shares of limited liability company interests, 165,328.484 were sold as of the termination date. Accordingly, Fund Eleven hereby amends the Registration Statement to withdraw from registration 9,671.516 shares of limited liability company interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, May 2, 2007.

ICON LEASING FUND ELEVEN, LLC
(a Delaware limited liability company)

By: ICON Capital Corp., its Manager

By:	*
Name: Thomas W. Martin

Title:	Chief Executive Officer and
Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 2, 2007.

Signatures		Title(s)

* Thomas W. Martin		Chief Executive Officer and Chairman of ICON Capital Corp., the Manager of the Company; Principal Executive Officer

* Michael A. Reisner		Executive Vice President and Chief Financial Officer and Director of ICON Capital Corp.; Principal Financial Officer and Principal Accounting Officer

*By:	/s/ Joel S. Kress Joel S. Kress Attorney in Fact

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